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                                                                     EXHIBIT 5.1

                      [KELLY LYTTON & VANN LLP LETTERHEAD]



                                December 20, 2002


Vital Living, Inc.
5080 N. 40th Street
Phoenix, AZ 85018

Ladies and Gentlemen:

         We have acted as special counsel to Vital Living, Inc. a Nevada Corporation (the "Company"), in connection with the Company's Registration Statement on Form SB-2, as amended (the "Registration Statement"), File No. [ ], covering an aggregate of [ ] shares of the Company's common stock, no par value.

         We have examined the originals, or certified, conformed or reproduction copies, of all such records, agreements, instruments and documents as we have deemed necessary as the basis for the opinions hereinafter expressed. In all such examinations, we have assumed the genuineness of all signatures on original or certified copies of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to our opinions, we have relied upon certificates of public officials and certificates of officers or representatives of the Company.

         Based upon the foregoing, it is our opinion that, subject to effectiveness of the Registration Statement with the Securities and Exchange Commission ("SEC") and to registration or qualification of the Shares under the laws of the jurisdiction where the Shares may be sold, upon the sale and issuance of the Shares in the manner referred to in the Registration Statement, and upon payment therefore, the Shares will be legally issued, fully paid and nonassessable, and will be binding obligations of the Company.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement. By giving you this opinion and consent, we do not admit that we are experts with respect to any part of the Registration Statement or Prospectus within the meaning of the term "expert" as used in Section 11 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder by the SEC, nor do we admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.




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Vital Living, Inc.
December 20, 2002
Page 2

         We are members of the Bar of the State of California and do not hold ourselves out as being conversant with, and do not express an opinion on, the laws of any jurisdiction other than those of the United States of America and State of California. Further, the opinion contained in the third paragraph of this letter is limited solely to the matters discussed therein, and is based solely upon existing laws, rules and regulations. We undertake no obligation to advise you of any changes that may be brought to our attention after the date hereof.



                                           Very truly yours,


                                           /s/ KELLY LYTTON & VANN LLP